Exhibit 99

For Immediate Release

Tom Taggart Union Bank 415-765-2249 thomas.taggartIII@unionbank.com Lisa K. Vansickle First Bank 314-854-4600 lisa.vansickle@fbol.com

UNION BANK TO ACQUIRE FIRST BANK ASSOCIATION BANK SERVICES
Strategic Acquisition to Further Strengthen Union Bank's Standing as a
Leading National Bank to Homeowners Associations and Community Management Companies

SAN FRANCISCO/ST. LOUIS - May 14, 2013 - Union Bank, N.A., today announced it has signed a definitive agreement with First Bank to assume the deposits and acquire certain assets of First Bank Association Bank Services, a unit of First Bank, which provides a full range of services to homeowners associations and community management companies. The acquisition, which requires approval from banking regulators and is subject to other customary closing conditions, is expected to be completed in the fall of 2013.

First Bank Association Bank Services is based in Vallejo, California. They are among the regional market leaders in community association banking, providing specialized banking services for more than 30 years with more than $550 million in deposits as of March 31, 2013. Their customers and deposits are based primarily in California.

Union Bank's President and Chief Executive Officer Masashi Oka said, “This acquisition adds to our strengths in serving the unique needs of these specialized management companies. It also provides a valuable source of long-term core deposits and builds on our acquisitions of Klik Technologies in 2011 and of Smartstreet® in 2012. Like Klik and Smartstreet, this builds our momentum in an important market, provides immediate benefits to Union Bank, and supports our long-term plans to provide customers with the best products and services possible.” Mr. Oka also is the CEO for the Americas for The Bank of Tokyo-Mitsubishi, UFJ, Union Bank's parent company.

Klik Technologies provides state-of-the-art remittance processing and financial transaction settlement services. The Smartstreet technology platform empowers elements of Union Bank's HOA banking services nationwide to homeowners associations and community association management companies.

Terrance M. McCarthy, Chairman of the Board of First Bank, said “Our Association Bank Services team has been a part of our business for many years. Under the leadership of Michael Kennedy and Katherine Young, our ABS team has done an outstanding job of substantially growing this business by providing high-quality products and services supported with excellent customer service. We would like to thank our ABS employees for their dedication and hard work, and our customers for allowing us the opportunity to serve their business needs. We have thoroughly enjoyed developing relationships with many customers and would like to extend our sincere gratitude and appreciation to our employees and our customers and wish them much continued success in the future.”

Union Bank was advised by the law firm Bingham McCutchen LLP. First Bank was advised by RBC Capital Markets, LLC, and the law firm Bryan Cave LLP.

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Union Bank Acquires First Bank Association Bank Services

About UnionBanCal Corporation & Union Bank, N.A.
Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $97 billion at March 31, 2013. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 443 branches in California, Washington, Oregon, Texas, New York and Illinois, as well as two international offices, on March 31, 2013. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world's largest financial organizations. Visit www.unionbank.com for more information.

Cautionary Statement Concerning Forward-Looking Information
This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in UNBC's forward-looking statements. Many of these factors are beyond UNBC's ability to control or predict and could have a material adverse effect on UNBC's financial condition, results of operations and/or prospects. Such risks and uncertainties include, but are not limited to uncertainties as to receipt of required regulatory approvals, the satisfaction of required closing conditions, the timing of completion of the proposed acquisition, UNBC's ability to retain key employees and other risks and uncertainties discussed in UNBC's public filings with the SEC. All forward-looking statements included in this document are based on information available at the time of such document, and UNBC assumes no obligation to update any forward-looking statement.

About First Banks, Inc.
First Banks, Inc. (the “Company”), headquartered in St. Louis, Missouri, is a registered bank holding company that had assets of $6.40 billion at March 31, 2013, and currently operates 131 branch banking offices in California, Florida, Illinois and Missouri. Through its subsidiary bank, First Bank, the Company offers a broad range of financial products and services to consumers, businesses and other institutions. Visit the Company on the web at www.firstbanks.com.

Cautionary Statement Concerning Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company's plans, objectives, estimates or projections, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. Those risks and uncertainties include, but are not limited to, receipt of any required regulatory approvals, the satisfaction of all closing conditions and the timing of the completion of the proposed transaction. Additional factors which may cause the Company's results to differ materially from those described in the forward-looking statements may be found in the Company's Annual Report on Form 10-K, as filed with the SEC and available at the SEC's internet site. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.